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                                                                   EXHIBIT 10.16

                          DISCLOSURE COMMITTEE CHARTER

         This Disclosure Committee (the "Committee") Charter (the "Charter") has been established by Centennial Specialty Foods Corporation (the "Company") to set forth the duties and responsibilities of the Committee, all of which will be ratified by the Audit Committee of the Board of Directors. As set forth below, the Committee's primary function will be to assist the Chief Executive Officer and Chief Financial Officer (the "Certifying Officers") in preparing the Company's disclosure documents to be filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         I. OBJECTIVE. The Committee has been formed to help ensure that disclosures made by the Company in SEC filings and to the investment community comply with applicable laws and stock exchange or national securities association rules.

         The Committee shall have full access to the Company's books, records and facilities. The Committee is authorized to confer with the Company's independent auditors, officers and employees, and to investigate any matter within the scope of the Committee's responsibilities. The Committee may, with the prior approval of the Certifying Officers, retain independent consultants to verify the accuracy and completeness of Company disclosures.

         The Committee will, under the supervision and oversight of the Certifying Officers, facilitate those objectives by:

                  A. Establishing a process ("Disclosure Controls") designed to ensure that information required by the Company to be disclosed in filings with the SEC and other information that the Company discloses to the investment community is recorded, processed, summarized and reported accurately and timely.

                  B. Supervising the preparation of the Company's (i) annual report on Form 10-KSB and each quarterly report on Form 10-QSB (collectively, the "periodic reports"), and current reports, proxy statements, information statements, registration statements and other filings with the SEC, (ii) press releases containing financial and other information material to the marketplace for Company securities,
         (iii) presentations to stockholders, analysts and the investment community and (iv) presentations to rating agencies and lenders (collectively, the "Disclosure Statements") , and the Company's web site(s).

                  C. Evaluating the integrity and effectiveness of the Company's Disclosure Controls within 90 days before the Company files its periodic reports with the SEC and any amendments to those reports.

                  D. Reviewing with the Certifying Officers all relevant information with respect to the Committee's proceedings, the preparation of Disclosure Statements and the Committee's evaluation of the effectiveness of the Company's Disclosure Controls.




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                  E. Certifying to the Certifying Officers before filing each periodic report as to (i) the Committee's compliance with this charter and the Disclosure Controls, and (ii) the Committee's conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.

II.  MEMBERSHIP AND PROCESS

                  A. Committee members shall include the principal accounting officer (or controller), the company's outside securities counsel or, if appointed, the senior legal official with responsibility for disclosure matters, the chief investor relations officer (or an officer with equivalent responsibilities), and a representative of Hoopeston Foods Denver Corp. with operating responsibility in the production of the Company's products. Other Committee members may be appointed or removed by the Certifying Officers.

                  B. The Certifying Officers (acting with such members of the Committee as they shall elect) may, at any time, assume any or all of the duties of the Committee identified in this Charter, including, for example, approving Disclosure Statements (as defined below) when time or other factors do not permit the full Committee to review the Disclosure Statement. If neither of the Certifying Officers is available, they may delegate their responsibilities to any member of the Committee.

                  C. One of the Certifying Officers shall serve as the Committee chair. The Committee chair shall schedule and preside over meetings and prepare agendas. Any interpretation of the Charter or the Committee's procedures shall be made by the Committee chair.

                  D. As soon as practicable, the Committee shall prepare and submit for the approval of the Certifying Officers a set of Disclosure Controls, including policies and procedures of the Committee and policies and procedures to test the effectiveness of the Disclosure Controls.

                  E. The Committee shall meet as necessary to (i) ensure the accuracy and completeness of Disclosure Statements and (ii) evaluate the Disclosure Controls.

III. PERIODIC EVALUATION. The Committee shall review and reassess this Charter and the performance of the Committee annually and recommend any proposed changes to the Certifying Officers and the Audit Committee for approval. The Committee shall formally present its charter to the Audit Committee for approval at least once every two years.

IV. OTHER RESPONSIBILITIES AND DELEGATION. The Certifying Officers may assign other responsibilities, consistent with this Charter, to the Committee, and the Committee may delegate as they consider appropriate. However, any delegation of responsibilities shall be discussed with, and approved by, the Audit Committee of the Board of Directors.